CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment 3 to the Registration Statement on Form S-3 (No.333-66931) of Kinder Morgan Energy Partners, L.P. of our report dated January 30, 1998 appearing on page F-1 of Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K dated March 5, 1998, as amended. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ PriceWaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
December 22, 1998